NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER  THE SECURITIES ACT OF 1933,AS AMENDED,OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE,SOLD,TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION  STATEMENT  FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL  (WHICH COUNSEL SHALL BE SELECTED  BY THE HOLDER}, IN  A GENERALLY   ACCEPTABLE   FORM  THAT  REGISTRATION IS  NOT  REQUIRED UNDER SAID  ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT   SECURED BY THE

SECURITIES.

Principal Amount: $78,000.00

Issue Date: September 17, 2019

Purchase Price: $78,000.00

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Pharmagreen Biotech Inc., a Nevada corporation  {hereinafter  called the "Borrower''), hereby  promises  to  pay to  the  order  of POWER UP LENDING GROUP LTD., a Virginia corporation, or registered assigns {the "Holder")  the sum of $78,000.00 together with any interest as set forth  herein, on September 17, 2020 {the "Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of ten percent {10%){the "Interest Rate") per annum from the date hereof {the "Issue Date") until the same becomes due and payable, whether at maturity  or upon acceleration or by prepayment or otherwise.  This Note may not be prepaid in whole or in part except as otherwise explicitly set forth  herein. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty  two percent {22%) per annum from the due date thereof until the same is paid {"Default Interest"). Interest shall be computed on the basis of a 365 day year and the actual number of days elapsed. Interest shall commence accruing on the Issue Date but shall not be payable until  the Note becomes payable {whether at Maturity Date or upon acceleration or by prepayment).  All payments due hereunder {to the extent not converted into common stock,$0.001par value per share {the "Common Stock") in accordance with the terms hereof)  shall be made in lawful  money  of the  United  States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Each capitalized term used herein, and not  otherwise  defined,  shall have the  meaning  ascribed thereto  in that  certain  Securities Purchase Agreement dated the date hereof, pursuant  to  which this  Note  was originally  issued {the "Purchase Agreement").

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1

Conversion Right. The Holder shall have the right from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Note and ending on the later of: {i) the Maturity Date and {ii) the date of payment of the Default Amount (as defined in Article Ill), each in respect of the remaining outstanding  amount of this Note to convert  all or any part  of the  outstanding  and unpaid amount  of this Note into  fully  paid and non assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or  reclassified at the  conversion  price   (the  "Conversion Price")  determined  as provided  herein  (a "Conversion");provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion  of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted  portion  of any other  security of the Borrower  subject to a limitation on conversion or exercise analogous to the limitations  contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes ofthe proviso to the immediately  preceding sentence, beneficial ownership  shall be determined  in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the 11Exchange Act"), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The beneficial ownership limitations  on conversion as set forth  in the section may NOT be waived by the Holder. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the  Notice of Conversion"), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00p.m., New York, New York time on such conversion date (the "Conversion Date"); however,  if the Notice of Conversion is sent after 6:00pm, New York, New York time the Conversion Date shall be the next business day. The term  "Conversion Amount"  means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion(2) at the Holder's option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Holder's option, Default Interest, if any, on the amounts referred to in the immediately  preceding clauses (1) and/or (2) (4) at the Holder's option, any amounts owed to the Holder pursuant to Sections 1.4 hereof.

1.2

Conversion Price.  The Conversion Price shall equal the Variable Conversion Price (as defined herein)(subject to equitable adjustments for stock splits,stock dividends or rights offerings by the Borrower  relating to the Borrower's  securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary  distributions  and similar events). The "Variable  Conversion  Price"  shall  mean  61% multiplied by  the  Market   Price  (as  defined  herein) (representing a discount rate of 39%). "Market  Price" means the average of the two (2) lowest Trading Prices (as defined below) for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.  "Trading Price" means, for any security as of any date, the  closing bid  price  on the  OTCQB, OTCQX, Pink Sheets electronic  quotation system or applicable trading market (the 110TC") as reported  by a reliable reporting  service (11Reporting Service") designated by the Holder (i.e. Bloomberg) or, if the OTC is not the principal trading  market  for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the "pink sheets". Lf the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority  in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes.  "Trading Day" shall mean any day on which the Common Stock is tradable for any period on the OTC, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

1.3

Authorized  Shares.

The  Borrower   covenants  that   during  the   period  the conversion right  exists, the Borrower  will  reserve from  its authorized  and unissued Common Stock a sufficient number of shares, free from preemptive  rights, to provide for the issuance of Common Stock upon the  full  conversion of this Note  issued pursuant  to  the Purchase Agreement.   The Borrower  is required  at all times to have authorized  and reserved six times the  number  of shares that  would  be issuable upon full conversion of the Note (assuming that the 4.99% limitation  set forth  in Section 1.1is not in effect)(based on the respective Conversion Price of the Note (as defined in Section 1.2) in effect from time to time, initially 358,510)(the "Reserved Amount").   The Reserved Amount shall be increased (or decreased with the written consent of the Holder) from time to time in accordance with the Borrower's obligations hereunder.  The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper  provision  so that  thereafter  there  shall be a sufficient  number  of  shares of Common  Stock authorized  and reserved, free from  preemptive  rights, for  conversion of the  outstanding  Note.    The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute  full authority  to  its officers and agents who are charged with  the  duty  of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 3.2 of the Note.

1.4

Method of Conversion.

(a)        Mechanics of Conversion. As set forth in Section 1.1hereof, from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other  reasonable means of communication  dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower (upon payment in full of any amounts owed hereunder).

(b)        Surrender of Note Upon Conversion.  Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted.  The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion.

(c)

Delivery  of  Common  Stock Upon  Conversion.  Upon  receipt  by  the Borrower   from  the  Holder  of  a  facsimile  transmission  or  e-mail  (or  other  reasonable  means  of communication)  of a Notice of Conversion meeting the requirements  for conversion as provided  in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (the "Deadline") (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender  of this Note) in accordance with the terms hereof and the Purchase Agreement. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding  principal amount and the amount  of accrued and unpaid interest  on this Note shall be reduced to reflect such conversion, and, unless the Borrower  defaults on its obligations hereunder, all rights with  respect to the portion  of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion.   If the Holder shall have given a Notice of Conversion as provided herein, the Borrower's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective  of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment  against any person  or  any action  to  enforce  the  same, any  failure  or  delay  in  the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.

(d)        Delivery of Common Stock by Electronic Transfer.  In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating  in the  Depository  Trust Company ("DTC") Fast Automated  Securities Transfer ("FAST") program, upon request of the Holder and its compliance with the provisions set forth herein, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with  DTC through  its Deposit Withdrawal  Agent Commission ("DWAC") system.

(e)

Failure to Deliver Common Stock Prior to Deadline.  Without  in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline due to willful, purposeful and/or intentional action and/or inaction of the Borrower, the Borrower  shall pay to the Holder $2,000 per day in cash, for each day beyond the Deadline that  the Borrower fails to deliver such Common Stock (the "Fail to Deliver Fee"); provided; however that the Fail to Deliver Fee shall not be due if the failure is a result of a third  party (i.e., transfer  agent; and not the result of any failure to pay such transfer agent) despite the best efforts of the Borrower to effect delivery of such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written  notice to the Borrower by the first day of the month  following  the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest  shall accrue thereon  in accordance with the terms of this Note and such additional principal amount shall be convertible  into Common Stock in accordance with the terms of this Note.  The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt  to frustrate, interference  with such conversion right are difficult  if not impossible to qualify.  Accordingly, the parties acknowledge that the liquidated  damages provision contained in this Section 1.4(e) are justified.

1.5        Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note  may not  be sold or transferred unless: (i) such shares are sold pursuant to  an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of  counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred  pursuant to an exemption  from such registration  (such as Rule 144 or a successor rule) ("Rule 144"); or (iii) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the Purchase Agreement).

Any restrictive legend on certificates representing shares of Common Stock issuable upon conversion of this Note shall be removed and the Borrower shall issue to the Holder a new certificate therefore  free of any transfer legend if the Borrower or its transfer agent shall have received an opinion of counsel from Holder's  counsel, in  form,  substance and  scope customary  for  opinions  of  counsel in  comparable transactions, to the effect that (i) a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by the Company so that the sale or transfer is effected; or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered  for  sale by the  Holder  under  an effective  registration  statement  filed  under  the  Act; or otherwise may be sold pursuant to an exemption from registration.  In the event that the Company does not reasonably accept the  opinion  of counsel provided  by the Holder  with  respect to the transfer  of Securities pursuant to  an exemption  from  registration  (such as Rule 144), at the  Deadline, it will  be considered an Event of Default pursuant to Section 3.2 of the Note.

1.6

Effect of Certain Events.

(a)

Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of  the  Borrower  is disposed of, or the  consolidation,  merger  or other  business combination  of the Borrower  with  or into  any other  Person (as defined  below)  or Persons when the Borrower  is not the survivor  shall be deemed  to  be an Event of Default  (as defined  in Article  Ill)  pursuant  to  which the Borrower  shall be required  to pay to the Holder upon the consummation  of and as a condition  to such transaction an amount equal to the Default Amount {as defined in Article Ill).   "Person" shall mean any individual,  corporation, limited  liability   company,  partnership,  association, trust  or  other  entity  or organization.

(b)

Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding  and prior  to conversion of all of the Note, there  shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different  number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all ofthe assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled  to receive in such transaction had this Note been converted in full immediately  prior to such transaction (without  regard to any limitations on conversion set forth  herein), and in any such case appropriate  provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.  The Borrower shall not affect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, ten (10) days prior written notice (but in any event at least five (5) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled  to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument  the obligations of this Note.  The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c)

Adjustment  Due to Distribution.  If the Borrower  shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return  of capital or otherwise  (including any dividend or distribution to the Borrower's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining  shareholders entitled  to such Distribution, to receive the amount  of such assets which  would  have been payable to the  Holder  with  respect to  the  shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

1.7

Prepayment.   Notwithstanding anything to the contrary contained in this Note, at  any  time  during  the  periods  set  forth   on  the  table  immediately   following  this  paragraph  (the "Prepayment Periods"), the Borrower shall have the right, exercisable on not more than three (3) Trading Days prior written  notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full, in accordance with this Section 1.7.  Any notice of prepayment hereunder (an "Optional Prepayment Notice")  shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower  is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than three (3) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment  (the "Optional Prepayment Date"), the Borrower shall make payment of the Optional Prepayment Amount (as defined below) to Holder, or upon the direction of the Holder as specified by the Holder in a writing to the Borrower (which shall direction to be sent to Borrower by the Holder at least one (1) business day prior to the Optional Prepayment Date). If the Borrower exercises its right to prepay the Note, the Borrower shall make payment to the Holder of an amount in cash equal to the percentage ("Prepayment Percentage") as set forth in the table immediately following this paragraph opposite the applicable Prepayment Period, multiplied by the sum of: (w) the then outstanding principal amount of this Note(x) accrued and unpaid interest on the unpaid principal amount of this Note to the Optional Prepayment Date(y) Default Interest, if any, on the amounts referred to in clauses (w} and (x) (z) any amounts owed to the Holder pursuant to Section 1.4 hereof (the "Optional Prepayment Amount").  If  the  Borrower  delivers  an Optional  Prepayment  Notice  and fails to  pay the  Optional Prepayment Amount due to the Holder of the Note within  two (2) business days following  the Optional Prepayment Date, the Borrower shall forever forfeit  its right to prepay the Note pursuant to this Section

1.7.

Prepayment Period	Prepayment Percentage
1. The period beginning on the Issue Date and ending on the date which is ninety (90) days following the Issue Date.	120%

2. The period beginning on the date which is ninety-one (91) days following the Issue Date and ending on the date which is one hundred fifty (150) days following the Issue Date.	130%
3. The period beginning on the date which is one hundred fifty-one {151) day from the Issue Date and ending one hundred eighty {180) days following the Issue Date.	133%

After  the  expiration  of one  hundred  eighty  (180) days following  the Issue Date, the Borrower shall have no right of prepayment.

ARTICLE II.  CERTAIN COVENANTS

2.1

Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower  shall not, without  the Holder's  written consent, sell, lease or otherwise  dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned  on a specified use of the proceeds of disposition.

ARTICLE Ill.  EVENTS OF DEFAULT

If any of the following  events of default (each, an "Event of Default") shall occur:

3.1        Failure to  Pay Principal and Interest.   The Borrower  fails to  pay the  principal hereof or interest thereon  when due on this Note, whether  at maturity  or upon acceleration and such breach continues for a period of five (5) days after written notice from the Holder.

3.2

Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens  in writing  that it will not honor its obligation  to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer  agent to transfer  (issue) (electronically  or in certificated  form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required  by this Note, the Borrower  directs its transfer agent not to transfer  or delays,  impairs,  and/or   hinders  its  transfer  agent  in  transferring   (or  issuing)  (electronically   or  in certificated  form) any certificate  for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or  hinders its transfer  agent from  removing)  any restrictive legend (or to withdraw  any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written  announcement, statement or threat that it does not  intend  to  honor  the  obligations  described  in this  paragraph) and any such failure  shall continue uncured (or any written announcement, statement  or threat  not to honor its obligations  shall not be rescinded  in  writing)  for  three  (3) business days after  the  Holder  shall have delivered  a Notice  of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent.If at the option of the Holder,the Holder advances any funds to the Borrower's transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within forty-eight  (48) hours of a demand from the Holder.

3.3        Breach of Covenants.  The Borrower  breaches any material covenant or other material term or condition  contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of twenty (20) days after written  notice thereof to the Borrower from the Holder.

3.4

Breach of Representations and Warranties.  Any representation  or warranty  of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection  herewith  (including, without  limitation, the  Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.5        Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit  of creditors, or apply for or consent to the appointment  of a receiver or trustee  for it or for  a substantial part  of its property  or business, or such a receiver or trustee  shall otherwise be appointed.

3.6        Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation  proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

3.7

Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTC (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent  replacement  exchange, the Nasdaq National Market, the Nasdaq SmaiiCap Market, the New York Stock Exchange, or the American Stock Exchange.

3.8        Failure to Comply with the Exchange Act. The Borrower shall fail to comply with the reporting  requirements  of the Exchange Act; and/or  the Borrower  shall cease to be subject to the reporting requirements  of the Exchange Act (the filing of a Form 15 with the SEC is an immediate Event of Default).

3.9        Liquidation.    Any dissolution, liquidation, or  winding  up of  Borrower  or  any substantial portion of its business.

3.10      Cessation of Operations.         Any  cessation  of   operations   by  Borrower   or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower's  ability to continue  as a "going concern" shall not be an admission that the Borrower cannot pay its debts as they become due.

3.11

Financial Statement Restatement.

The restatement of  any financial statements filed by the Borrower with the SEC at any time after 180 days after the Issuance Date for any date or period  until  this Note  is no longer  outstanding, if the  result  of such restatement  would, by comparison to the un-restated  financial statement, have constituted  a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.12

Replacement of Transfer Agent. In the  event that  the  Borrower  proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions  in a form as initially  delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

3.13

Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the O:her Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option  of the Holder, be considered a default  under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. "Other Agreements" means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Holder and any affiliate of the Holder, including, without limitation, promissory notes; provided, however, the term "Other Agreements" shall not include the related or companion documents to this Note.  Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Holder.

Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1(solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date),the Note  shall become  immediately  due and payable and the  Borrower  shall pay to  the  Holder, in full satisfaction  of  its  obligations   hereunder,   an  amount   equal  to  the  Default   Amount   (as  defined herein).   UPON THE OCCURRENCE  AND DURING THE CONTINUATION  OF ANY EVENT OF DEFAULT SPECIFIED  IN SECTION  3.2, THE NOTE SHALL  BECOME  IMMEDIATELY DUE AND PAYABLE  AND THE BORROWER SHALL PAY TO THE HOLDER, IN FULL SATISFACTION OF ITS OBLIGATIONS  HEREUNDER, AN AMOUNT EQUAL TO: (Y) THE DEFAULT AMOUNT  (AS DEFINED HEREIN);MULTIPLIED BY (Z) TWO (2). Upon the occurrence and during the continuation  of any Event of Default specified in Sections 3.1(solely with respect to failure to pay the principal hereof or interest thereon  when due on this Note upon a Trading Market Prepayment Event pursuant to Section 1.7 or upon acceleration), 3.3,3.4, 3.7,3.8, 3.10, 3.11, 3.12, 3.13, and/or 3.14 exercisable through the delivery of written notice to the Borrower by such Holders (the "Default  Notice"), and upon the occurrence of an Event of Default specified the remaining sections of Articles Ill (other than failure to pay the principal hereof or interest thereon at the Maturity Date specified in Section 3,1hereof),the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to 150% times the sum of (w) the then outstanding principal amount  of this Note(x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the "Mandatory Prepayment Date")(y) Default Interest, if any, on the amounts referred to in clauses (w) and/or  (x) (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof (the then outstanding principal amount of this Note to the date of payment the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the  "Default  Amount")  and all other  amounts  payable hereunder  shall immediately  become due and payable, all without  demand, presentment  or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

If the Borrower fails to pay the Default Amount within  five (5) business days of written notice that such amount  is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately  issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower  equal to the Default Amount divided by the Conversion Price then in effect.

ARTICLE IV. MISCELLANEOUS

4.1

Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder  shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further  exercise thereof or of any other right, power or privileges.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2

Notices.

All  notices,  demands,  requests,  consents,  approvals,  and  other communications  required  or permitted hereunder  shall be in writing  and, unless otherwise  specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return  receipt requested, postage prepaid, (iii) delivered by reputable  air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile or email, addressed as set forth below or to such other address as such party  shall have specified  most  recently  by written   notice.   Any notice  or  other communication  required or permitted to be given hereunder  shall be deemed effective (a) upon hand delivery  or delivery  by facsimile, with  accurate confirmation  generated  by the  transmitting facsimile machine, at the address or number  designated below  (if delivered  on a  business day during  normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business  day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to  such address, or upon actual receipt  of such mailing, whichever  shall first  occur. The addresses for such communications shall be:

If to the Borrower,to: Pharmagreen Biotech Inc.

2987 Blackbear Court

Coquitlam, British Columbia V4E 3A2

Attn: Peter Wojcik, Chief Executive Officer and Director

Fax:

Email: pw@pharmagreen.ca

If to the Holder:

POWER UP LENDING GROUP LTD.

111Great Neck Road, Suite 214

Great Neck, NY 11021

Attn: Curt Kramer, Chief Executive Officer e-mail: info@poweruplending.com

With a copy by fax only to (which copy shall not constitute notice): Naidich Wurman LLP

111 Great Neck Road, Suite 216

Great Neck, NY 11021

Attn: Allison Naidich facsimile: 516-466-3555

e-mail: allison@nwlaw.com

4.3       Amendments.  This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument  (and the other Notes issued pursuant to the  Purchase Agreement)  as originally  executed, or  if  later  amended  or  supplemented, then  as so amended or supplemented.

4.4        Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an "accredited investor"  (as defined in Rule 501( a) of the Securities and Exchange Commission).   Notwithstanding anything  in this  Note  to  the  contrary,  this  Note  may be pledged as collateral in connection  with  a bona fide  margin account or other  lending arrangement; and may be assigned by the Holder without  the consent of the Borrower.

4.5        Cost of Collection.  If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

4.6

Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Virginia without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated  by this Note shall be brought only in the state courts of New York or in the federal courts located in the Eastern District of New York. The parties to this Note hereby irrevocably  waive any objection  to jurisdiction  and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's  fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith  is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable  under any law shall not affect the validity  or enforceability  of any other provision of any agreement.   Each party hereby irrevocably  waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, any agreement or any other document delivered in connection with this Note by mailing a copy thereof  via registered or certified  mail or overnight  delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7        Purchase Agreement.   By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Purchase Agreement.

4.8        Remedies.  The Borrower  acknowledges that  a breach by it  of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated  hereby.  Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other  available remedies at law or in equity, and in addition  to the penalties assessable herein, to an injunction  or  injunctions  restraining,  preventing  or  curing  any breach  of  this  Note  and to  enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Borrower  has caused this Note to  be signed in its name by its duly authorized officer this on September 17, 2019

Pharmagreen Biotech Inc.

/s/ Peter Wojcik
By:	Peter Wojcik
Chief Executive Officer and Director

EXHIBIT A-- NOTICE OF CONVERSION

The undersigned hereby elects to convert $_______________ principal amount  of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note ("Common Stock") as set forth  below, of Pharmagreen Biotech Inc., a Nevada corporation (the "Borrower") according to the conditions of the convertible  note of the Borrower dated as of September

17, 2019 (the  "Note"), as of the  date written below.   No fee will  be charged to  the  Holder  for  any

conversion, except for transfer taxes, if any. Box Checked as to applicable instructions:

[  ]

The Borrower  shall electronically  transmit  the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent At Custodian ("DWAC Transfer").

Name of DTC Prime Broker: Account Number:

[  ]

The undersigned hereby requests that the Borrower issue a certificate  or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto)  in the name(s) specified immediately  below or, if additional space is necessary, on an attachment  hereto:

POWER UP LENDING GROUP LTD.

111Great Neck Road, Suite 214

Great Neck, NY 11021

Attention: Certificate Delivery

e-mail: info@ poweruplendinggroup.com

Date of conversion:

______________

Applicable Conversion Price:

$_____________

Number of shares of common stock to be issued

pursuant to conversion of the Notes:

______________

Amount of Principal Balance due remaining

under the Note after this conversion:

______________

POWER UP LENDING GROUP LTD.

By:
Name:	Curt Kamer
Title:	Chief Executive Officer
Date: